UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	October 26, 2012
AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Jericho Quadrangle, Suite 109 Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01            Other Events

On October 26, 2012, Elk Associates Funding Corporation (“Elk”), a wholly-owned subsidiary of Ameritrans Capital Corporation (“Ameritrans”), and the United States Small Business Administration (the “SBA”) jointly filed a Notice of Potential Settlement (the “Notice”) with the United States District Court for the District of Columbia with respect to Elk’s pending lawsuit against the SBA, captioned Elk Associates Funding Corporation v. United States Small Business Administration et al (Case No. 12-0438 (CKK)) (the “Litigation”).  The Notice indicated that Elk and the SBA had reached an agreement in principle that would have as one of its terms the dismissal of the Litigation, and that Elk and the SBA expect to memorialize that agreement and to thereafter file a stipulation of dismissal of the Litigation with prejudice.   Notwithstanding the Notice, there can be no assurance that Elk and the SBA will enter into a binding settlement agreement upon acceptable terms, if at all, or as to what the final terms of any such settlement will be.

A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Notice of Potential Settlement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: October 26, 2012	By:	/s/ Michael Feinsod
Name: Michael Feinsod
Title: Chief Executive Officer and President